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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of United Parcel Service, Inc. on Form S-4 of our report dated January 30, 2001, appearing in the Annual Report on Form 10-K of United Parcel Service, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the proxy statement/prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Atlanta, Georgia
April 2, 2001